Exhibit 99.1

401 Merritt 7
Norwalk, CT 06851
(203) 614-5600
www.frontier.com

Frontier Adopts Shareholder Rights Plan to Protect
the Availability of its Net Operating Losses

NORWALK, Conn. – July 1, 2019, Frontier Communications Corporation (“Frontier”) (NASDAQ: FTR) announced today that its Board of Directors adopted a shareholder rights plan designed to protect the availability of Frontier’s net operating loss carryforwards (“NOLs”) under the Internal Revenue Code (“Section 382 Rights Plan”).

As of December 31, 2018, Frontier had U.S. federal NOLs of approximately $2.4 billion available to offset its future federal taxable income. Frontier’s ability to use these NOLs would be substantially limited if it experienced an “ownership change” within the meaning of Section 382 of the Internal Revenue Code. In general, a company would undergo an ownership change if its “5-percent shareholders” (determined under Section 382) increased their ownership of such company’s stock by more than 50 percentage points over a rolling three-year period. The Section 382 Rights Plan is intended to reduce the likelihood of such an ownership change at Frontier by deterring any person or group from acquiring beneficial ownership of 4.9% or more of Frontier’s outstanding common stock.

The Section 382 Rights Plan is similar to those adopted by numerous other public companies with significant NOLs. The Section 382 Rights Plan is not designed to prevent any action that the Board determines to be in the best interest of Frontier and its shareholders, and will help to ensure that the Board of Directors remains in the best position to discharge its fiduciary duties.

Under the Section 382 Rights Plan, the rights will initially trade with Frontier’s common stock and will generally become exercisable only if a person (or any persons acting as a group) acquires 4.9% or more of Frontier’s outstanding common stock. The Section 382 Rights Plan does not aggregate the ownership of shareholders “acting in concert” unless and until they have formed a group under applicable securities laws. If the rights become exercisable, all holders of rights (other than any triggering person) will be entitled to acquire shares of common stock at a 50% discount or Frontier may exchange each right held by such holders for two shares of common stock.  Under the Section 382 Rights Plan, any person which currently owns 4.9% or more of Frontier’s common stock may continue to own its shares of common stock but may not acquire any additional shares without triggering the Section 382 Rights Plan. Frontier’s Board of Directors has the discretion to exempt any person or group from the provisions of the Section 382 Rights Plan.

The Section 382 Rights Plan will expire on the day following the certification of the voting results for Frontier’s 2020 annual meeting of shareholders, unless Frontier’s shareholders ratify the Section 382 Rights Plan at such meeting, in which case the Section 382 Rights Plan will continue in effect until July 1, 2022, unless terminated earlier in accordance with its terms.

Additional information about the Section 382 Rights Plan is available on a Form 8-K filed by Frontier with the U.S. Securities and Exchange Commission.

Evercore is acting as financial advisor and Kirkland & Ellis LLP is acting as legal counsel to Frontier.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) is committed to helping customers navigate internet and entertainment services. As a leader in providing communications services to urban, suburban, and rural communities in 29 states, Frontier offers a variety of services to residential customers over its FiOS and Vantage fiber-optic and its copper networks, including video, high-speed internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business™ offers communications solutions to small, medium and enterprise businesses.

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Frontier to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to the operation or effects of the Section 382 Rights Plan and to the use of NOLs to offset future taxable income, are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the period ended March 31, 2019 under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by Frontier with the U.S. Securities and Exchange Commission from time to time. Frontier undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Investors:
Luke Szymczak,
203-614-5044
Vice President, Investor Relations
luke.szymczak@ftr.com

Media:
Javier Mendoza
562-305-2345
Vice President, Corporate Communications and External Affairs
javier.mendoza@ftr.com

Brigid Smith,
203-614-5042
AVP, Corporate Communications
brigid.smith@ftr.com